                                                                      EXHIBIT 11

                            FUQUA ENTERPRISES, INC.
             NUMBER OF SHARES USED IN COMPUTING EARNINGS PER SHARE
                               DECEMBER 31, 1995

PRIMARY EARNINGS PER SHARE:


TREASURY STOCK METHOD:

                                 NUMBER OF
                                  TRADING           TOTAL         TOTAL
            MONTH                   DAYS             HIGH          LOW
------------------------------------------------------------------------------------------------------------------------------------
            October                  22         $  520.875     $  513.625
            November                 21            410.500        403.875
            December                 20            407.375        402.500
                                     --          ---------      ---------
                                     63         $1,338.750     $1,320.000    $2,658.750
                                     ==          =========      =========     =========

AVERAGE:  $2,658.750 divided by 63 divided by 2 = $21.101
===============================================================================



            OPTIONS                                               OPTION
            OUTSTANDING            SHARES           PRICE       EXTENSION
------------------------------------------------------------------------------------------------------------------------------------

                                 39,250         $   8.500     $  333,625
                                 46,250             9.500        439,375
                                 10,000            20.375        203,750
                                 15,000            20.375        305,625
                                  5,000            21.000        105,000
                                 15,000            20.625        309,375
                                  4,000            18.625         74,500
                                150,000            20.500      3,075,000
                                100,000            18.375      1,837,500
                                -------                        ---------
            Total               384,500                       $6,683,750
                                =======                        =========




------------------------------------------------------------------------------------------------------------------------------------



            Average Price (above)                             $   21.101
                                                              ----------
            Total Option Extension Divided by Average Price      316,748
            Options Outstanding                                  385,500
                                                              ----------
            Common Stock Equivalents                              67,752
            Average Shares Outstanding (see page 2)            4,191,767
                                                              ----------
            Use for Primary Earnings Per Share 4th Quarter     4,259,519
            Primary Shares 3rd Quarter                         3,869,891
            Primary Shares 2nd Quarter                         3,857,212
            Primary Shares 1st Quarter                         3,864,957
                                                               ---------
            Subtotal                                          15,851,579
                                                              ----------
            Primary Shares Full Year (Average of Quarters)     3,962,895
------------------------------------------------------------------------------------------------------------------------------------





                                 -continued-

                                                                      EXHIBIT 11



FULLY DILUTED EARNINGS PER SHARE:

AVERAGE NUMBER OF SHARES OUTSTANDING:

------------------------------------------------------------------------------------------------------------------------------------
            BEGINNING            ENDING          NUMBER            SHARES
            DATE                  DATE           OF DAYS        OUTSTANDING     EXTENSION
------------------------------------------------------------------------------------------------------------------------------------
            10-1-95            10-3-95              3           3,834,169     11,502,507
            10-4-95           10-13-95             10           3,836,169     38,361,690
            10-14-95          10-31-95             18           3,838,488     69,092,784
            11-1-95            11-7-95              7           3,839,674     26,877,718
            11-8-95           11-30-95             23           4,439,674    102,112,502
            12-1-95            12-8-95              8           4,440,674     35,525,392
            12-9-95           12-31-95             23           4,442,174    102,170,002
                                                   --                        -----------
                                                   92                        385,642,595
                                                   ==                        ===========

            Average Number of Shares Outstanding:
            Fourth Quarter (Extension Divided by Number
               of Days)                                         4,191,767
            Third Quarter                                       3,881,722
            Second Quarter                                      3,854,971
            First Quarter                                       3,863,170
                                                               ----------
            Subtotal                                           15,791,630
                                                               ----------
            Full Year (Average of Quarters)                     3,947,908



-----------------------------------------------------------------------------------------------------------------------------------
                                                                   FOURTH           FULL
                                                                  QUARTER           YEAR
-----------------------------------------------------------------------------------------------------------------------------------
            Closing Price - 12-31-95                           $  18.625      $  18.625
                                                               ----------     ---------
            Total Option Extension (from page 1) Divided
               by Closing Price                                   358,859        358,859
            Options Outstanding                                   384,500        384,500
                                                               ----------     ----------
            Common Stock Equivalents                               25,641         25,641
            Average Shares Outstanding (from above)             4,191,767      3,947,908
                                                               ----------     ----------
            Fully Diluted Shares                                4,217,408      3,973,549
            Less Primary Shares (from page 1)                   4,259,520      3,962,895
                                                               ----------     ----------
            Additional Shares                                     (42,112)        10,654
                                                               ----------     ----------
            Percentage                                              (.99%)           .27%


(Note: Anti-dilutive or less than 3.0%; no fully diluted presentation required.)
--------------------------------------------------------------------------------


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